Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230860

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 12, 2019)

ZK INTERNATIONAL GROUP CO., LTD

$12,679,000 of Convertible Debentures

Up to 5,125,086 ordinary shares underlying Convertible Debentures

This prospectus supplement and the accompanying base prospectus relates to a self-underwritten offering of convertible debentures in the principal amount of $12,679,000 (the “Convertible Debentures) directly by ZK International Group Co., Ltd. (the “Company”, “we”, “us” or “our”) to select investors. The Convertible Debentures have an annual interest rate of 5% and a term of 12 months from the date of issuance, and are convertible into ordinary shares, with no par value, of the Company (the “Conversion Shares”), at 80% of the volume weighted average price during the seven (7) consecutive trading days immediately preceding the date of conversion, subject to a floor price of $2.50 per share and a cap equals to 19.99% of the ordinary shares of the Company issued and outstanding at the time of certain Securities Purchase Agreements, dated as of August 25, 2021, by and among us and the investors named therein. We may issue up to 5,125,086 ordinary shares upon holders’ conversion of the Convertible Debentures for an aggregate of $13,312,950 in principal and interests. The Conversion Shares are also being offered pursuant to this prospectus supplement and the accompanying prospectus. We will receive gross proceeds in the amount of $12,679,000.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZKIN”. On August 25, 2021, the last reported sales price of our ordinary shares on the Nasdaq Capital Market was $3.90 per share. Our stock price is volatile. From the beginning of 2021 through August 25, 2021, our ordinary shares have traded at a low of $2.55 and a high of $14.60. There has been no change recently in our financial condition or results of operations that is consistent with the recent change in our stock price.

There is no established public trading market for the Convertible Debentures and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Convertible Debentures on any national securities exchange or other trading market. Without an active trading market, we expect the liquidity of the Convertible Debentures to be limited.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Convertible Debentures offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Convertible Debentures sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Convertible Debentures offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” for more information.

This is a self-underwritten offering. See “Plan of Distribution” beginning on Page S-33 of this prospectus supplement for more information.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act

In reviewing this prospectus supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page S-1 as well as the matters described under the caption “Risk Factors” beginning on page 6 of the accompanying prospectus and in the documents incorporate by reference herein and therein. The securities offered by this prospectus involve a high degree of risk including but not limited to the volatility of our stock price.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if either this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ZK International Group Co., Ltd. is a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our indirect subsidiaries established in the People’s Republic of China, or “PRC” or “China”, Wenzhou Weijia Pipleline Development Co., Ltd., Zhejiang Zhengkang Industrial Co., Ltd. and Wenzhou Zhenfeng Industry and Trade Co., Ltd. (the “PRC Subsidiaries”). Investors of our Convertible Debentures and our ordinary shares should be aware that they may never directly hold equity interests in the PRC Subsidiaries, but rather purchasing equity solely in ZK International Group Co., Ltd., the British Virgin Islands holding company. The Convertible Debentures and Conversion Shares offered in this offering are of the British Virgin Islands holding company instead of securities of our PRC Subsidiaries. Because of our corporate structure, we as well as the investors are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations.

Additionally, we are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our common stock, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. For a description of relevant PRC-related risks to this offering, see "Risk Factors - Risks Relating to Doing Business in China" and "Risk Factors - Risks Related to Our Ordinary Shares and This Offering."

Unless the context otherwise requires, in this prospectus supplement, the term(s) “we”, “us”, “our”, “Company”, “our company”, “ZK” and “our business” refer to ZK International Group Co., Ltd. Our foreign character name is 正康国际集团有限公司.

We will deliver the Convertible Debentures being issued to the investors upon closing and receipt of investor funds for the purchase of the Convertible Debentures offered pursuant to this prospectus. We expect the delivery of such securities against payment in U.S. dollars will be made, with respect to Convertible Debentures sold at the closing, in New York, New York on or about August 26, 2021.

The date of this prospectus supplement is August 25, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering by us. This prospectus supplement and any free writing prospectus filed by us (unless otherwise specifically stated therein) may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us together with the information described under the sections entitled, “Where You Can Get More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and any additional information you may need to make your investment decision.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying prospectus. See “Item 10. Additional Information – E. Taxation” in the annual report for the fiscal year ended September 30, 2020 incorporate by reference to this prospectus supplement.

The registration statement that contains the accompanying prospectus (SEC File No. 333-230860) (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about us and the securities offered hereby that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where to Find Additional Information” below.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any amendments or supplements thereto or any free writing prospectus prepared by or on our behalf. Neither we, nor the Agents, have authorized any other person to provide you with different or additional information. Neither we, nor the Agents, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Agents are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus supplement, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless the context otherwise requires, in this prospectus supplement, the term(s) “we”, “us”, “our”, “Company”, “our company”, “ZK” and “our business” refer to ZK International Group Co., Ltd. Our foreign character name is 正康国际集团有限公司.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contain statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Such forward-looking statements may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: our ability to build high-performance stainless steel products and to begin production deliveries within certain timelines; our expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with our current expectations; equipment operating as anticipated; there being no material variations in the current regulatory environment; and our ability to obtain financing as and when required and on reasonable terms.

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Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

●	general economic and business conditions, including changes in interest rates;

●	natural phenomena (including the current COVID-19 pandemic);

●	actions by government authorities, including changes in government regulation;

●	uncertainties associated with legal proceedings;

●	changes in the stainless steel industry market;

●	future decisions by management in response to changing conditions;

●	our ability to execute prospective business plans;

●	misjudgments in the course of preparing forward-looking statements;

●	our ability to raise sufficient funds to carry out our proposed business plan;

●	consumers’ willingness to adopt high-performance stainless steel and carbon steel pipe products;

●	dependency on certain key personnel and any inability to retain and attract qualified personnel;

●	inability to reduce and adequately control operating costs;

●	inability to succeed in establishing, maintaining and strengthening the ZK brand;

●	disruption of supply or shortage of raw materials;

●	the unavailability, reduction or elimination of government and economic incentives;

●	failure to manage future growth effectively; and

●	labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus supplement and the accompanying prospectus and other documents that we may file from time to time with the securities regulators.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our historical financial statements and related notes, to understand our business, the ordinary shares and the other considerations that are important to your decision to invest in the ordinary shares. You should pay special attention to the “Risk Factors” sections beginning on page S-1 of this prospectus supplement and on page 21 of the accompanying prospectus.

All references to “$” or “dollars”, are expressed in US dollars unless otherwise indicated.

Our Company

Overview

We primarily conduct our business through our subsidiary Zhejiang Zhengkang Industrial Co., Ltd. (“Zhejiang Zhengkang”). Our core business focuses on providing systematic solutions to construction projects that require sophisticated piping systems. Leveraging our experience in the industry, we offer urban planners and real estate developers sophisticated pipe and fitting products and engineering expertise, enabling them to bring communities reliable and durable gas and water transmission systems. Our products are primarily sold in China, but are also exported and distributed in Europe, Africa and Southeast Asia. We have received numerous awards and recognitions domestically and internationally. Located within the Wenzhou Binhai Industrial Park, a national economic development zone, our facility occupies approximately five acres, consisting of business offices, manufacturing plants, a research and development center and storage facilities.

We specialize in designing and producing pipes and fittings such as double-press thin-walled stainless steel tubes and fittings, carbon steel tubes and fittings and single-press tubes and fittings. Focused on the innovation and expansion of our products to meet the specific needs of our clients, we believe that we are a leading manufacturer and engineer of high-performance stainless steel pipes. Our products offer a comprehensive suite of superior solutions for use in the construction and infrastructure industries. Our innovative products are used in a broad range of applications, including water and gas transmission within urban infrastructural development, residential housing development, food and beverage production, oil and gas exploitation, and agricultural irrigation. Since Zhejiang Zhengkang’s founding in 2001, we have developed an array of patented pipe and fitting products that have been marketed and distributed both domestically and internationally.

We promote our brand through our sales staff, distributors, trade shows, trade fairs, forums, direct communications with potential customers, business networks, and the internet. In addition, we tailor our products to the needs of our clients and provide our clients with competitive pricing to establish long-term business relationships. We take pride in the cutting-edge technology and superb quality of our products, which have received recognitions such as the ISO9001 Quality Management System Certification, ISO14001 Environmental Management System Certification, and National Industrial Stainless Steel Production License, among other awards and honors. Our products have been used in well-known facilities such as Olympic stadiums, multinational hotel chains, and mega-sized apartment complexes.

Safety, quality and productivity are three pillars of our operations and the hallmarks of our success. In the past year, we experienced another year of outstanding safety performance while continuing to improve safety standard for our workforce. We also plan to transform our value proposition from strictly being a product supplier to a solution provider, aiming to deliver both high-quality products and complete engineering solutions to our clients. We have compiled a team of engineers and pipe network designers who will work closely with the manufacturing team to respond to clients’ special construction demands, create rapid prototypes of our solutions, and enhance the utility of our products based on clients’ feedback. This workflow could also significantly improve the efficiency and performance of our engineers.

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Our Products and Services

Our products focus primarily on the drinking water and gas transmission industries, while a minor portion of revenue is generated from the pharmaceutical, medical, food and beverage industries. Produced from different stages of our production line, our steel products can be broken down and sold as the following parts and components:

•	Steel Strip: We manufacture carbon steel and stainless steel strip for sale to traditional manufacturers who are not in the pipe and fitting industry and for our own internal use in the production of our pipes and fittings. Our ability to produce steel strip in-house allows us to ensure the quality and consistency of our pipe and fitting products.

•	Steel Pipe: Our carbon steel and stainless steel pipes are primarily used in water and gas transmission systems. Carbon steel pipes are generally stronger than stainless steel, and therefore are typically used in applications that require high-pressure resistance, such as gas transmission and fire hydrants. Stainless steel pipes, in contrast, are more corrosion resistant and are commonly applied in cases that require clean transmission, such as drinking water and pharmaceutical liquid transmission.

•	Light Gauge Stainless Steel Pipe (LGSSP): We have production lines specifically designed to produce LGSSP, which have 40% thinner walls than regular stainless steel pipes. The reduction in the thickness of the pipe wall leads to a reduced manufacturing cost and weight and enhances installation flexibility due to its smaller size. LGSSP is an affordable option for household plumbing systems that require easy installation.

•	Pipe Connections and Fittings: We manufacture high-quality pipe connections and fittings that are used to connect pipes. Pipe fittings have wide applications for any piping and plumbing systems in both industrial and commercial applications. Fittings allow pipes to be joined or installed in the appropriate place and terminated or closed where necessary. We produce fittings in various shapes and sizes, with more than 10,000 different specifications. As most leakages are caused by misalignment or improper manufacture of connections and fittings, pipe connections and fittings, being the most crucial components of any piping system, require extremely precise production procedures. Depending on the purposes served, our pipe fittings can be categorized as follows:

•	Pipe fittings to extend or terminate pipe runs: couplings, adapters, unions, caps and plugs pipe.

•	Fittings to change a pipe's direction: elbows, three-way fittings

•	Pipe fittings to connect two or more pipes: tees, cross, side-inlet elbows, wyes

•	Pipe fittings to change pipe size: reducers, bushings, couplings

•	Pipe fitting tools: pipe fasteners

•	Pipe flanges

Our connections and fittings segment has grown significantly during 2020. The increased proportion of our revenue generated by the connections and fittings segment reflects a shift in our manufacturing and marketing priority to this segment. We have shifted our focus to connections and fittings because we could offer more value-add to our products than pipe or strip. More importantly, providing quality products in this segment is more likely to help us retain clients as consistency and quality of joints and fittings plays a big role in reducing maintenance costs and leakage rates for the customers.

Pipe production is very competitive in China. In order to distinguish ourselves from the other competitors in the industry, we have employed a team of engineers specializing in network design, CAD drawing, and special prototyping of piping systems to help our customers create a systematic solution based on their piping needs.

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Potential Impact of the COVID-19 Pandemic

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19.

After longer than usual shutdowns that spanned much of February due to Chinese New Year holidays and subsequently coronavirus-induced government mandated lockdown order, the production at the Company’s manufacturing facilities in Wenzhou City has resumed since early March and has been running at full capacity. We experienced increased backlog of orders during the shutdown period and now expects gradual easing of the backlog as its production returns to full capacity. The quarantine and lockdown were lifted in April 2020 and operations and productions have resumed since then. Despite the brief disruption in production and product work flow, the mandatory coronavirus lockdowns have not had material adverse impact on the Company’s operations and anticipated revenues for the current fiscal year.

It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. We will continue to monitor the COVID-19 situation closely and intend to follow health and safety guidelines as they evolve.

Corporate Structure and Principal Executive Offices

We were incorporated on May 13, 2015 under the laws of British Virgin Islands, and have a September 30 fiscal year end. As of August 25, 2021, we had 25,638,254 ordinary shares outstanding.

Our principal executive offices are located at No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025. Our telephone number is +86-577-8685-2999. Our website address is www.zkinternationalgroup.com. Information on our website does not constitute part of this prospectus supplement. Our agent for service is Vcorp Agent Services, Inc. and is located at 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

We have nine subsidiaries : xSigma Corporation, a British Virgin Islands companyxSigma Entertainment Limited, a British Virgin Islands company; ; xSigma Collectibles Limited, a British Virgin Islands company; xSigma Trading, LLC, a Delaware company; ZK International Uganda Limited, a company incorporated under the laws of the Republic of Uganda; ZK Pipe Industry Co., Ltd., a Hong Kong Limited company; Wenzhou Weijia Pipeline Development Co., Ltd., a PRC company; Zhejiang Zhengkang Industrial Co., Ltd., a PRC company; and Wenzhou Zhengfeng Industry and Trade Co., Ltd., a PRC company.

Recent Development

September 2020 Registered Direct Offering

On September 25 and October 16, 2020, the Company closed a registered direct offering (the “September 2020 Offering”) with certain investors pursuant to certain securities purchase agreements, pursuant to which we issued convertible debentures (the “Convertible Debentures”) in the aggregate principal amount of $1,400,000, convertible into our ordinary shares. The initial closing of a Convertible Debenture in an amount of $100,000 occurred on September 25, 2020 and the second closing of Convertible Debentures in an amount of $1,300,000 occurred on October 16, 2020. The Convertible Debentures have an annual interest rate of 5% and a term of 12 months from the date of issuance, and are convertible into ordinary shares at 70% of the average closing price during the seven (7) consecutive trading days immediately preceding the date of conversion with a floor price of $0.62 per share.

The September 2020 Offering was effected as a takedown off the Company’s shelf registration statement on Form F-3 (File No. 333-230860) filed by the Company on April 15, 2019, which was declared effective by the SEC on April 29, 2019, pursuant to a prospectus supplement filed with the SEC on September 22, 2020.

As of the date of this respectus, all of the outstanding principal and interest underlying the Convertible Debentures have been converted into a total of 1,394,253 ordinary shares.

January 2021 Registered Direct Offering

On January 8, 2021, the Company closed a registered direct offering (the “January 2021 Offering”) with certain investors pursuant to certain securities purchase agreements, pursuant to which we sold a total of 1,784,992 ordinary shares at a price of $1.40 per share.

The January 2021 Offering was effected as a takedown off the Company’s shelf registration statement on Form F-3 (File No. 333-230860) filed by the Company on April 15, 2019, which was declared effective by the SEC on April 29, 2019, pursuant to a prospectus supplement filed with the SEC on December 22, 2020.

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Consultancy Agreement

On February 15, 2021, the Company entered into a consultancy agreement with Dentoro Alliance LP, a company incorporated in the Republic of Ireland (the “Consultant”), pursuant to which the Consultant agreed to provide marketing services for the business development of xSigma Corporation, a subsidiary of the Company (“xSigma Corporation”), including website development, protocol development and implementation, social media and community management, content creation and public relations management. In exchange for the Consultant’s services, the Company agreed to pay the Consultant initial compensation and performance earn-out. The initial compensation includes 250,000 ordinary shares of the Company, valued at $2.00 per share with a total consideration of $500,000, which were issued upon execution of such consultancy agreement, and warrants to purchase a total of 2,500,000 ordinary shares, which include (i) warrants to purchase 400,000 ordinary shares, exercisable at $1.00 per share only when Company’s closing bid price is at least $2.00 for ten consecutive trading days, (ii) warrants to purchase 1,000,000 ordinary shares, exercisable at $1.50 per share only when Company’s closing bid price is above $2.50 for seven consecutive trading days, (iii) warrants to purchase 500,000 ordinary shares, exercisable at $2.00 per share only when Company’s closing bid price is at least $3.50 for seven consecutive trading days, (iv) Warrants to purchase 600,000 ordinary shares, exercisable at $2.50 per share, only when Company’s closing bid price is at least $4.25 for seven consecutive trading days. All the warrants will expire nine months after issuance and may be permitted for cash or cashless exercise at Company’s option pursuant to a definitive warrant agreement. The performance earn-out includes 1,000,000 ordinary shares of the Company if xSigma Corporation generates $2,500,000 or more in audited operating net income in any fiscal year of xSigma Corporation (the “Milestone Event”). This performance earn-out precludes the Consultant from earning any additional share based on the Milestone Event.

The warrants and ordinary shares, when issued pursuant to such consultancy agreement, will be issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The Company made the determination based upon the factors that the Consultant is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, that the Consultant was acquiring our securities for investment purposes for its own respective account and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Consultant understood that the shares of our securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Prior to the approval of such consultancy agreement, the Company also elected to follow British Virgin Islands practices in lieu of the requirements of Nasdaq Listing Rule 5600 with the exception of these rules which are required to be followed pursuant to the provisions of Nasdaq Listing Rule 5615(a)(3). To the extent that the Company has adopted such practices similar to and in lieu of the requirements contained within Rule 5600, those practices are not prohibited by British Virgin Islands law. As required by Nasdaq Listing Rule 5615(a)(3), the Company plans disclose in its Form 20-F each requirement of Nasdaq Listing Rule 5600 that it does not follow and describe the practice followed in the British Virgin Islands in lieu of such requirement.

February 2021 Registered Direct Offering

On February 24, 2021, the Company closed a registered direct offering (the “February 2021 Offering”) of an aggregate investment of $4,599,983.50 pursuant to certain securities purchase agreement with several accredited investors dated February 22, 2021 for the issuance by the Company of (i) 1,295,770 ordinary shares of the Company; (ii) first registered investor warrants, with a term of five (5) years exercisable immediately upon issuance, to purchase an aggregate of up to 1,295,770 ordinary shares at an exercise price of $4.00 per share, subject to customary adjustments thereunder; and (iii) second registered investor warrants, with a term of five (5) years exercisable immediately upon issuance, to purchase an aggregate of up to 1,295,770 ordinary shares at an exercise price of $4.50 per share, subject to customary adjustments thereunder. Holders of the warrants may exercise them by paying the applicable cash exercise price or, if there is not an effective registration statement for the sale of the ordinary shares underlying such warrants at the time of exercise, by exercising on a cashless basis pursuant to the formula provided in the warrants.

The February 2021 Offering was pursuant to the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement filed on February 23, 2021 to the Company’s currently effective registration statement on Form F-3 (File No. 333-230860), which was initially filed with the SEC on April 15, 2019 and was declared effective on April 29, 2019 (the “Shelf Registration Statement”).

As of the date of this prospectus, 270,696 warrants have been exercised and the Company has received $964,779.

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March 2021 Registered Direct Offering

On March 25, 2021, the Company closed a registered direct offering (the “March 2021 Offering”) of 4,000,000 ordinary shares of the Company for an aggregate gross proceeds of $18,000,000 pursuant to certain securities purchase agreement with several accredited investors dated March 22, 2021.

The March 2021 Offering was pursuant to the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement filed on March 23, 2021 to the Company’s currently effective registration statement on Form F-3 (File No. 333-230860), which was initially filed with the SEC on April 15, 2019 and was declared effective on April 29, 2019 (the “Shelf Registration Statement”).

Amended and Restated Memorandum and Articles of Association

In March 2021, our Board of Directors passed a resolution to amend the Articles of Association of the Company to change the quorum for a meeting of shareholders to one third (33.3%) of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders. The Amended and Restated Memorandum and Articles of Association, incorporating the change to the quorum for a meeting of shareholders, became effective on March 30, 2021 upon the registration by the Registrar of Corporate Affairs of the British Virgin Islands.

2021 Equity Incentive Plan

In March 2021, our Board of Directors and shareholders of the Company holding an aggregate of 14,425,664 ordinary shares, representing approximately 57% of the total issued and outstanding as of March 25, 2021 took action by written consent to approve the 2021 equity incentive plan, which provides for an aggregate of four million two hundred thousand (4,200,000) ordinary shares to be available for awards to current or prospective employees, directors, advisors or consultants of the Company or its affiliates.

Investment in CG Malta

On April 4, 2021, xSigma Entertainment Limited, a subsidiary of the Company (“xSigma Entertainment”), entered into a share subscription agreement with CG Malta Holding Limited (“CG Malta”), pursuant to which xSigma Entertainment acquired 12% interest in CG Malta through xSigma Entertainment for $15 million and agreed to subscribe to an additional number of ordinary shares (the “Additional Shares”) in CG Malta for a total purchase price of $35 million, which will guarantee to xSigma Entertainment an additional 13% interest in CG Malta, subject to the signing of a separate subscription agreement not later than four months from April 4, 2021.

On August 4, 2021, xSigma Entertainment entered into an amendment to the Subscription Agreement (the “Amendment”), pursuant to which, the subscription to the Additional Shares will be subject to signing of a separate subscription agreement no later than January 1, 2022, of which US$10 million shall be completed no later than August 30, 2021.

See “Risk Factors – Risks Related to Our Business and Industry – We are subject to the risk of becoming an investment company under U.S. federal securities law, which may require us to fundamentally restructure our business or potentially to cease operations.”

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The Offering

Securities offered by us:	Convertible Debentures in the principal amount of $12,679,000 and up to 5,125,086 ordinary shares underlying the Convertible Debentures. The Convertible Debentures have an annual interest rate of 5% and a term of 12 months from the date of issuance, and are convertible into ordinary shares at 80% of the volume weighted average price during the seven (7) consecutive trading days immediately preceding the date of conversion (the “Conversion Price”), subject to a floor price of $2.50 per share and a cap equals to 19.99% of the ordinary shares of the Company issued and outstanding at the time of certain Securities Purchase Agreements, dated as of August 25, 2021, by and among us and the investors named therein. We do not intend to apply to list the Convertible Debentures on any securities exchange or any automated dealer quotation system. See “Description of Securities” on page S-29 of this prospectus supplement for a more complete description.

Ordinary shares outstanding prior to this offering:	25,638,254

Ordinary shares outstanding after this offering:	Up to 30,763,340 ordinary shares, assuming holders of the Convertible Debentures convert all the outstanding principal and interest immediately prior to maturity at the floor price of $2.50. The actual number of Conversion Shares will vary depending on the Conversion Price.

Manner of offering:	This is a self-underwritten offering. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds:	We intend to use the net proceeds from this offering for horizontal acquisition to increase market share and working capital for general corporate and administrative purposes. We will not receive any proceeds from the sale of Conversion Shares. We may also use the proceeds to acquire certain assets that the Board may deem appropriate for the growth of the Company. See “Use of Proceeds” on page S-27 of this prospectus supplement.

Risk Factors:	See “Risk Factors” on page S-1 and the other information in this prospectus supplement and “Risk Factors” on page 6 of the accompanying prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Transfer Agent	The transfer agent and registrar for the ordinary shares is Securities Transfer Corporation, with its business address at 2901 Dallas Pkwy Suite 380, Plano, TX 75093

Nasdaq Capital Market symbol:	ZKIN

S-x

Risk Factors Summary

Investing in our Convertible Debentures and ordinary shares involves a high degree of risk. Below is a summary of material factors that make an investment in our ordinary shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-1 as well as the matters described under the caption “Risk Factors” beginning on page 6 of the accompanying prospectus and in the documents incorporate by reference herein and therein. These risks include, but are not limited to, the following:

●	increased competition in the business and industry that we are involved in;

●	reliance on a limited number of vendors and disruption in the supply chain of raw materials;

●	reduced available funds due to outstanding bank loans;

●	our ability to effectively protect our intellectual properties;

●	our ability to manage our expansion and growth successfully;

●	our ability to implement our acquisition growth strategies successfully;

●	the economic, financial, and other impacts of the COVID-19 pandemic;

●	the risk of becoming an investment company under U.S. federal securities law, which may require us to fundamentally restructure our business or potentially to cease operations ;

●	general business, economic conditions in China where all of our operations are located;

●	the uncertainty of the political and regulatory development in China;

●	the lack of legal protections available to us due to uncertainty in the interpretation and enforcement of PRC laws and regulations;

●	governmental control of currency conversion may limit our ability to utilize our net revenue and affect the value of your investment;

●	the M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China;

●	uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC;

●	trading of our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor in the future and as a result Nasdaq may determine not to list our securities;

●	the approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval;

●	Any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over offering conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless;

●	the ability of the shareholder to bring an action against us or our officers and directors or to enforce any judgment because we are a British Virgin Islands company and all of our business is conducted in China;

●	our reliance on dividends and other distributions on equity by our PRC subsidiaries to fund any cash and financing requirements we may have; and

●	the volatility of the trading price of our ordinary shares.

S-xi

Transfers of Cash To and From our Subsidiaries

To make capital contributions to our PRC subsidiaries, Wenzhou Weijia Pipeline Development Co., Ltd. Zhejiang Zhengkang Industrial Co., Ltd. and Wenzhou Zhengfeng Industry and Trade Co., Ltd., the amount of capital contribution shall be limited to the registered capital of each PRC subsidiary. However, each PRC subsidiary may increase its registered capital with the local Administration for Market Regulation (AMR) at any time. In practice, under the condition that our PRC subsidiaries are prepared with complete materials, the local AMR will generally approve the application within several business days, and the local bank’s approval for the inward remittances of registered capital can be also completed within a few business days.

To make loans to our PRC subsidiaries, according to the Circular of the People’s Bank of China on Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing promulgated by the People’s Bank of China, or PBOC Circular 9, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When our PRC subsidiaries jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement.

Furthermore, each of our PRC subsidiaries, as a foreign-invested enterprise, may also choose to calculate the upper limit of foreign debt borrowing based on the surplus between the total investment in projects approved by the verifying departments and the registered capital. We can make loans to our PRC subsidiaries within the range of the surplus.

For example, if we decide to make loans to our PRC subsidiaries jointly, the loan can be in an amount of up to 2 times of the net assets in the consolidated financial statement. As of March 31, 2021, we had $78,495,421 in shareholder’s equity in the consolidated financial statement. Therefore, we can make loans to our PRC subsidiaries in an amount of up to $156,990,842. However, we cannot assure you that we will be able to obtain relevant government registrations or approvals on a timely basis, or at all. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries”.

In addition to obtaining financing at the holding company level, ZK International Food Co., Ltd. may receive dividends from its subsidiaries. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to ZK International Food Co., Ltd. In addition, our PRC subsidiaries entities are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to our indirect subsidiary in Hong Kong only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

S-xii

See “Risk Factors – Risks Relating to Our Corporate Structure – ZK International Group Co., Ltd. is a holding company and it relies on its PRC subsidiaries for all of this operations in China. We also rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to pay dividends to us, or any tax implications of making dividend payments to us, could have a material adverse effect on our ability to pay dividends to holders of our ordinary shares.”

PRC Limitation on Oversea Listing

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

Our PRC counsel has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for the offering and trading of our ordinary shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiaries were incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules. However, our PRC counsel has further advised us that there remains some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering.

For more detailed information, see “Risk Factors – Risks Relating to Doing Business in China – The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.”

Recent Regulatory Development in PRC

On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021.

S-xiii

If the new PRC Data Security Law is enacted in September, we will not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual consumers but through our distributors; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

S-xiv

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference, including our historical and pro forma financial statements and related notes, before you decide to purchase the ordinary shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our ordinary shares. Refer to “Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Since the end of 2019, there has been an ongoing spread of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world. In March 2020, the World Health Organization (“WHO”) declared the COVID-19 as a pandemic. Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue and increase depending on developments in the COVID-19’s outbreak.

Zhejiang Province, where we conduct a substantial part of our business, was materially impacted by the COVID-19. We followed the recommendations of local health authorities to minimize exposure risk for our employees, including the temporary closure of our offices and suspension of marketing activities, and having employees work remotely. Our on-site work was not resumed until mid-March 2020 upon approval from the local government. Due to the extended lock-down and self-quarantine policies in China, we experienced significant business disruption during the lock-down period from February to mid-March. The production of the Company’s suppliers and logistics services were suspended since early February and did not resume until February 25, 2020 and was picking up slowly after China reopened businesses nationwide.

The extent to which the COVID-19 outbreak impacts our financial condition and results of operations for the full year of 2021 cannot be reasonably estimated at this time and will depend on future developments that currently cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the COVID-19 outbreak or treat its impact, the government steps to combat the virus, the disruption to the general business activities of the PRC and the impact on the economic growth and business of our manufacturers and distributors for the foreseeable future, among others.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

We may incur liability for unpaid taxes, including interest and penalties.

In the normal course of its business, our Company, including in particular Zhejiang Zhengkang and Wenzhou Zhengfeng, may be subject to challenges from various PRC taxing authorities regarding the amounts of taxes due. Although Zhejiang Zhengkang is currently entitled to a preferential income tax rate of 15% as we have been certified as a high-tech enterprise by the local agency and our management believe that the we have paid all taxes to date, PRC taxing authorities may take the position that the we owe more taxes than we have paid based on transactions conducted by ZK International or ZK Pipe, which may be deemed a resident enterprise, thereby resulting in taxable liability for Zhejiang Zhengkang. See “Risk Factors - Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

We recorded an income tax liability of $3,301,236, $3,188,615 and $4,176,537 as of March 31, 2021, September 30, 2020, September 30, 2019, respectively. It is possible that the tax liability of the Company for past taxes may be higher than those amounts. We believe that we have sufficient cash on hand to adequately meet any tax liability for the underpayment of income and business taxes. Additionally, we believe that we may be able to negotiate with local PRC taxing authorities a reduction to any amounts that such authorities may believe are due and a reduction to any interest or penalties thereon. We have no guarantee that we will be able to negotiate such a reduction. To the extent we can negotiate such amounts, national-level taxing authorities may take the position that localities are without power to reduce such liabilities, and such PRC taxing authorities may attempt to collect unpaid taxes, interest and penalties in amounts greatly exceeding management’s estimates.

Our industry is very competitive in China.

The domestic market for pipe and fitting products is fragmented and highly competitive. We estimate that there are a few relatively large companies with which we compete against and more than one hundred smaller companies with regional presences. We also face competition from products imported to China or produced by manufacturers that are already globally recognized. The number of these companies varies from time to time. Some of our pipe and fitting products compete on the basis of price and are sold in fragmented markets with low barriers to entry, allowing less expensive domestic producers to gain market share and reduce our margins. To the extent these competitors are able to grow and consolidate, they may be able to take advantage of economies of scale, which could put further pressure on our margins.

A weakening of the Chinese economy (and in particularly in real estate or hospitality sectors) could hurt demand for our products.

Through distributors and wholesalers, most of our products are sold domestically to end users in the real estate or hospitality industries, including those in local municipalities, hotels or residential complexes. As such, we have relied on consumer spending to drive sales in our products. Over the last five years, there are signs that China’s GDP growth rate has slowed. If China’s economy continues to slow, or if customer spending for decreases, demand for our products may be negatively impacted, which would adversely affect sales of our products to infrastructural, real estate or hotel developers and results of our operations.

Our inability to raise additional capital could have material adverse effect on our financial condition and results of operations.

Our production can be improved with additional production units and better infrastructure within the facility. We may need additional capital from time to time in order for us to purchase additional equipment and build necessary infrastructure within our production facility to meet the demand of our customers. If we cannot raise additional capital and is unable to execute our business expansion plan successfully, our customers may experience substantial delay in receiving our products, which could have a material adverse effect on our business relationship with them and our financial performance.

Our revenue will decrease if the industries in which our customers operate experience a protracted slowdown.

Our products mainly serve as key components in projects and machines operated by our customers which are mostly in the construction industry. Therefore, we are subject to the general changes in economic conditions affecting those industry segments of the economy. If the industry segments in which our customers operate do not grow or if there is a contraction in those industries, demand for our products will decrease. Demand for our products is typically affected by a number of overarching economic factors, including, but not limited to, interest rates, the availability and magnitude of private and governmental investment in infrastructure projects and the health of the overall global economy. If there is a decline in economic activity in China and the other markets in which we operate or a protracted slowdown in industries on which we rely for our sales, demand for our products and our revenue will likewise decrease.

Any decline in the availability or increase in the cost of raw materials could materially affect our earnings.

Our pipe and fitting manufacturing operations depend heavily on the availability of various raw materials and energy resources. The availability of raw materials and energy resources may decline and their prices may fluctuate greatly. If our suppliers are unable or unwilling to provide us with raw materials on terms favorable to us, we may be unable to produce certain products. This could result in a decrease in profit and damage to our reputation in our industry. In the event our raw material and energy costs increase, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for raw materials or energy resources could materially increase our costs and therefore lower our earnings.

Outstanding bank loans may reduce our available funds.

We have $18,354,498, $17,372,894, $16,281,461 and $19,270,530 in outstanding bank loans as of March 31, 2021, September 30, 2020, September 30, 2019 and September 30, 2018, respectively. While the management believes that we will have sufficient cash to repay these loans, there can be no guarantee that we will be able to pay all amounts when due or refinance the amounts on terms that are acceptable to us or at all. If we are unable to make our payments when due or to refinance such amounts, our property could be foreclosed and our business could be negatively affected.

Weak liquidity may have material adverse effect on our results of operations.

While our operating activities provided $460,205 and $8,464,493 in net cash during the fiscal years ended September 30, 2020 and September 30, 2019, respectively, we cannot assure you that we will be able to do so in the future. We used $4,234,329 in operating activities in net cash during the six months ended March 31, 2021. In addition, some of our accounts receivable have carried balance for more than 3 years. While we are actively collecting the remaining balance of these accounts receivable, we cannot assure you that we will be able to do so. If we continue experiencing an increase in accounts receivable without substantial collection of them, the weak liquidity could have a material adverse effect on our financial performance.”

The loss of any of our key customers could reduce our revenues and our profitability.

We consider our major customers in each period to be those customers that accounted for more than 10% of overall revenues in such period. We had no major customer during the fiscal year ended September 30, 2020 and 2019. There was one major customer during the fiscal year ended September 30, 2018, which accounted for 21.1% of total sales. It is common practice for us rely to on individual orders from such customers without any long-term contracts. Therefore, there can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. As the majority of our revenues are driven by individual orders for construction products, our major customers often change each period based on when a given order is placed. If we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

The loss of any of our key vendors could have a materially adverse effect on our results of operations.

We consider our major vendors in each period to be those vendors that accounted for more than 10% of overall purchases in such period. We had four major vendors during the fiscal year ended September 30, 2020, who collectively accounted for 70.10% of total purchase. We had two major vendors during the fiscal years ended September 30, 2019, who collectively accounted for 75.78% of total purchase. We had three major vendors during the fiscal years ended September 30, 2018, who collectively accounted for 62.4% of total purchase. We purchase raw materials on the market at prevailing market prices. We believe that we can locate replacement vendors readily on the market for prevailing prices and that we would not have significant difficulty replacing a given vendor, any difficulty in replacing such a vendor could adversely affect our company’s performance to the extent it results in higher prices, slower supply chain and ultimately less desirable results of operations.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicates supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver products.

Our patent rights are limited in China.

We rely on many patented products to establish our market share for stainless pipe products. Our patent rights are granted by the State Intellectual Property Office of the PRC. While we have sold our products outside of the PRC and plan to continue expanding the export of our products overseas, we have not been granted any patent in countries outside of the PRC. As of the date hereof, most of our products are sold within the PRC. However, in the event that we begin to generate substantial revenue from sales abroad and if we cannot successfully protect our intellectual properties outside of the PRC, we may not be able to execute our business plan, which could have a material adverse effect on our financial performance.

Rapid expansion could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated growth, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, operational and internal management systems and enhance our record keeping and contract tracking system. Such measures will require us to dedicate additional financial resources and personnel to optimize our operational infrastructure and to recruit more personnel to train and manage our growing employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products, which will impair our revenue growth and hurt our overall financial performance.

We must manage growth in operations to maximize our potential growth and achieve our expected revenues and any failure to manage growth will cause a disruption of our operations and impair our ability to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand the scope of our pipe and fitting manufacturing and production facilities and capabilities and continue to develop new and improved valves. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our internal growth strategy will be successful, which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow internally through increasing the development of new products and improve the quality of existing products. However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, our ability to improve our products and product mix to realize the benefits of our research and development efforts, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange rates. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets. Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

We cannot assure you that our acquisition growth strategy will be successful, resulting in our failure to meet growth and revenue expectations.

In addition to our internal growth strategy, we plan to explore the possibility of growing through strategic acquisitions. We may pursue opportunities to acquire businesses in the PRC that are complementary or related in products and business structure to us. We do not presently have any commitments, agreements or understandings to acquire any businesses or assets of such businesses. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business. Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership. Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.

We also may not be able to retain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In addition to the above, acquisitions in the PRC, including state owned businesses, will be required to comply with the laws of the PRC, to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals that are necessary to consummate such acquisitions, to the extent required. If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Our growth strategy includes building our brand, increasing market penetration of our existing products, developing new products, increasing our targeting of the pharmaceutical market in China, and increasing our exports. Pursuing these strategies has resulted in and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:

•	continued enhancement of our research and development capabilities;

•	information technology system enhancement;

•	stringent cost controls and sufficient liquidity;

•	strengthening of financial and management controls and information technology systems; and

•	increased marketing, sales and support activities; and hiring and training of new personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in the PRC. Our cash accounts are not insured or otherwise protected. While China is currently considering implementation of banking insurance policies, it has not yet done so. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

We are substantially dependent upon our senior management and key research and development personnel.

We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new products and the enhancement of our existing products and technologies. In particular, we rely substantially on our Chief Executive Officer and Chairman of the Board Jiancong Huang, to manage our operations.

While we provide the legally required personal insurance for the benefit of our employees, we do not maintain key man life insurance on any of our senior management or key personnel including our Chief Executive Officer and Chairman of the Board, Mr. Jiancong Huang. The loss of any one of them would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.

We compete for qualified personnel with other hardware manufacturing companies and related technology research institutions. Intense competition for these personnel could cause our compensation costs to increase, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may not be able to meet our business and financial goals.

We are heavily dependent upon the services of experienced personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

We are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our customers. Many of our personnel possess skills that would be valuable to all companies engaged in our industry. Consequently, we expect that we will have to actively compete for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. There can be no assurance that we will be able to retain our current personnel, or that we will be able to attract and assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the development and quality of our services could be materially impaired.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, copyright, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. We own various patents in China covering our pipe and fitting production technology.

The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:

•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our branded products; or

•	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our branded products, which could have a material adverse effect on our financial condition and results of operations.

We are susceptible to general economic conditions, natural catastrophic events and public health crises, market downturns and changes in supply chains and sales demand could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact graphite products industry. Deterioration in economic conditions could cause decreases in both retail and wholesale trade volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Furthermore, our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. We may experience impacts from quarantines, market downturns and changes in customer behavior related to pandemic fears and impacts on our workforce if the virus becomes widespread in any of our markets. If the virus were to affect a significant number of our workforce employed in our business-to-business and business-to-customer sales operation, we may experience delays or the inability to deliver our products to customers on a timely basis. In addition, our manufacture process relies on raw materials and components provided by our suppliers. If the ongoing quarantining measures cause delays along our supply chain, we will likely experience manufacture slow-down for the indefinite future. Our customers include mainly domestic customers and we generally do not enter into long-term contracts with our customers; one or more of our customers, distribution partners, service providers or suppliers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak; as a result, our operation revenues may be impacted. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

An insufficient amount of insurance could expose us to significant costs and business disruption.

While we have purchased insurance to cover our certain assets and property of our business, the amounts and scope of coverage could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

We are subject to the risk of becoming an investment company under U.S. federal securities law, which may require us to fundamentally restructure our business or potentially to cease operations.

The Investment Company Act states that a company is an investment company if (i) it holds itself out to be an investment company or (ii) it is in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to own investment securities having a value exceeding 40% of the value of the company’s total assets on an unconsolidated basis, excluding U.S. Government securities and certain cash items (the “40% Test”). We believe that we will not be considered an investment company because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of the design and manufacture of steel pipes. We will monitor our holdings in equity securities of non-majority owned affiliates to ensure continuing and ongoing compliance with this test. Although we intend and expect that we will be engaged primarily and predominantly in the steel pipe design and manufacturing business, and we intend to conduct our business on an ongoing basis, our investment in CG Malta may or may not be considered part of the reinsurance business for Investment Company Act purposes.

There can be no assurance that the laws and regulations governing the Investment Company Act, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exceptions will not change in a manner that adversely affects our operations. Any additional guidance from the SEC or its staff from this process or in other circumstances could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. If we or our subsidiaries fail to maintain an exception from the Investment Company Act, we could, among other things, be required either to (1) change the manner in which we conduct our operations to avoid being required to register as an investment company, (2) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so or (3) register as an investment company, which could have an adverse effect on our business.

If an exemption were not available, we might be required to register as an investment company. Accordingly, to the extent we are deemed to be an investment company under the Investment Company Act, we may rely upon Rule 3a-2 of the Investment Company Act, which applies to “transient investment companies.” Rule 3a-2 permits a company that fails the 40% Test to remain exempt from the Investment Company Act for a period of up to one-year commencing upon the earlier of the date on which a company owns or proposes to own securities and/or cash having a value exceeding 50% of the value of the company’s total assets, on either a consolidated or unconsolidated basis, or the date on which the company owns or proposes to acquire investment securities in an amount that would fail the 40% Test. A company may only rely upon such Rule once in any three-year period. We have complied with the requirements of Rule 3a-2.

If, as a result of our operations, we are deemed to be an “investment company,” and cannot otherwise qualify for an exception or exemption from such definition, we would be required to register under the Investment Company Act as an investment company, fundamentally restructure our business or cease operations. As we are organized outside of the United States, we could not register as an investment company without first applying for and obtaining an order of the SEC permitting us to do so. These orders have been granted very infrequently. Registered investment companies are subject to extensive and restrictive regulation that can adversely affect businesses like ours. Accordingly, if we were to register as an investment company after obtaining an order permitting us to do so, we would not be able to operate our business as we currently intend to conduct it. If we were to decide to not register under the Investment Company Act or if we were unable to register under the Investment Company Act, we would have to fundamentally restructure our business or cease operations.

If at any time it were established that we had been operating as an investment company in violation of the Investment Company Act, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both.

Risks Related to Doing Business in China

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

Our PRC subsidiaries’ books and records are prepared in accordance with China GAAP, not U.S. GAAP.

Substantially all of the business operations of our Company are located in the PRC. Although ZK International’s reports are prepared in accordance with U.S. GAAP, our PRC subsidiaries’ books and records are prepared in accordance with China GAAP. Despite our efforts to improve the Company’s controls and procedures, our accounting personnel do not have sufficient knowledge, experience and training in maintaining our books and records in accordance with U.S. GAAP standards. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm the value of our shares.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, which became effective on January 1, 2008, which was further amended on December 28, 2012 (effective July 1, 2013). The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations. The Labor Contract Law also mandates that employers provide social welfare packages to all employees, increasing our labor costs. To the extent competitors from outside China are not affected by such requirements, we could be at a comparative disadvantage.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes on profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed an Enterprise Income Tax Law (the “EIT Law”) and implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled, but not necessarily owned, by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, so this would minimal effect on us; however, if we develop non-China source income in the future, we could be adversely affected. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

Since our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

Our operations and assets are located in the PRC. In addition, most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law.

However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Furthermore, rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and/or foreign invest in China-based issuers. We and our China based operating entities, as well as our investors, face uncertainty about future actions by the Chinese government that could significantly affect our financial performance and operations. As of the date of this prospectus, there are no laws, regulations or other rules require our China based operating entities to obtain permission or approvals from Chinese authorities to list on U.S. exchanges, and neither we nor our China based operating entities have received or were denied such permission. However, there is no guarantee that we or our China based operating entities will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign invest in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, ZK International Group Co., Ltd. the holding company in the British Virgin Islands relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China.

This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. The Renminbi in 2018 depreciated approximately by 5% against the U.S. dollar. Starting from the beginning of 2019, the Renminbi has depreciated significantly against the U.S. dollar again. In early August 2019, the PBOC set the Renminbi’s daily reference rate at RMB7.0039 to US$1.00, the first time that the exchange rate of Renminbi to U.S. dollar exceeded 7.0 since 2008. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the Renminbi to appreciate against the U.S. dollar. Significant revaluation of the Renminbi may have a material and adverse effect on your investment. Substantially all of our revenues and costs are denominated in Renminbi. Any significant revaluation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars.

To the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for capital expenditures and working capital and other business purposes, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, a significant depreciation of the Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ordinary shares, and if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Our shareholders who are PRC residents have not completed their registration with the local SAFE branches. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions,  restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign currency denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC subsidiaries, we may make loans to our PRC subsidiaries, or may make additional capital contributions to our PRC subsidiaries, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.

We may also decide to finance our PRC subsidiaries by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, these capital contributions are subject to registration with or approval by the MOFCOM or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into Renminbi and use of the proceeds. On March 30, 2015, SAFE promulgated Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. SAFE further promulgated Circular 16, effective on June 9, 2016, which, among other things, amend certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations. These circulars may limit our ability to transfer the net proceeds from this offering to our PRC subsidiaries, and we may not be able to convert the net proceeds from this offering into Renminbi to invest in or acquire any other PRC companies in China.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or capital contributions to our PRC subsidiaries by us. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We did not pay, or were not able to pay, certain social insurance or housing fund contributions for all of our employees and the amount we paid was lower than the requirements of relevant PRC regulations. If we are determined by local authorities to fail to make adequate contributions to any employee benefits as required by relevant PRC regulations, we may face late fees or fines in relation to the underpaid employee benefits. As a result, our financial condition and results of operations may be materially and adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

We believe that the CSRC’s approval is not required for this offering, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, there remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Convertible Debentures that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Convertible Debentures we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over offering conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, foreign investment limitations and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Accordingly, government actions in the future, including any decision to intervene or influence our operations or to exert control over offering conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

Risks Related to Our Corporate Structure

ZK International Group Co., Ltd. is a holding company and it relies on its PRC subsidiaries for all of this operations in China. We also rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to pay dividends to us, or any tax implications of making dividend payments to us, could have a material adverse effect on our ability to pay dividends to holders of our ordinary shares.

ZK International Group Co., Ltd., securities of which are being offering pursuant to this prospectus, is a holding company incorporated in the British Virgin Islands. It relies on its PRC subsidiaries for all operation in China. We may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividend policy s or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Risks Related to Our Ordinary Shares and This Offering

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have adopted ASC 606 for the fiscal year ended September 30, 2019.

Our officers/directors have entered into an agreement to vote in concert, which provides control over majority of our Ordinary Shares and increases our influence on shareholder decisions.

ZK International was incorporated on May 13, 2015 under the laws BVI, with 100% of the founding shares held by Kai Chun Cheng. On the same date, Jiancong Huang, Mingjie Wang, Guolin Wang, Jiandi Wang and Yangming Wang entered into an agreement to vote in concert in ZK International with Mr. Huang appointed as proxy effective completion of transfer of the ordinary shares held by Mr. Cheng. Pursuant to the agreement, which has a term of 20 years from its effective date of May 13, 2015, if the parties are unable to reach a unanimous consent in relation to the matters requiring action in concert, a decision made by more than 50% of the voting rights of the parties will be deemed a decision unanimously passed by all parties and will be binding on all parties. On July 29, 2015, Mr. Cheng entered into equity interest transfer agreements with and transferred to these individuals 45%, 20%, 20%, 10% and 5%, respectively, of ZK International’s equity interest on October 12, 2015. All of these individuals are officers or directors of ZK International and/or our operating entity Zhejiang Zhengkang. As of August 25, 2021, our officers and/or directors beneficially own approximately 28.10% of our outstanding shares.  As a result, our officers and directors will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. These shareholders, acting individually or as a group, could exert control and substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ordinary shares. These actions may be taken even if they are opposed by our other shareholders.

As a foreign private issuer, our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of the Nasdaq Capital Market for domestic U.S. issuers, provided that we disclose the requirements we are not following and describe the home country practices we are following. From time to time, we have followed and may follow home country practice in British Virgin Islands in lieu of Nasdaq Capital Market rules requiring written notification to shareholders for omission to seek shareholder approval for a specified issuance of securities. In August 2018, we provided Nasdaq with notice of noncompliance with respect to the requirement to provide written notification to shareholders for omission to seek shareholder approval for a specified issuance of securities. Nasdaq Listing Rule 5635(f) provides that “[a] Company that receives [an exemption applicable to a specified issuance of securities] must mail to all Shareholders not later than ten days before issuance of the securities a letter alerting them to its omission to seek the shareholder approval that would otherwise be required…” Under the British Virgin Islands Business Companies Act, there is no general requirement for shareholders to be notified of securities issuance of a British Virgin Islands company, which is different than the requirements of the Nasdaq Capital Market listing standards. We may in the future again elect to follow home country practices in British Virgin Islands with regard to other matters. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection to you than what is accorded to investors under the applicable rules of the Nasdaq Capital Market applicable to domestic U.S. issuers.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Ordinary Shares may decline.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with this annual report on Form 20-F, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company”. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent we determine that the proposed uses set forth in in the section titled “Use of Proceeds” in our initial public offering registration statement are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we received from our initial public offering. However, we advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a report of foreign private issuer on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.

Our management will have broad discretion in the application of such net proceeds, including working capital, and other general corporate purposes, including paying tax due, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if they are dissatisfied with the conduct of our affairs.

Under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Business Companies Act 2004 (the "BVI Act") dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the company's memorandum and articles of association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the company's memorandum and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Volatility in our ordinary share price may subject us to securities litigation.

The market for our ordinary share may have, when compared to seasoned issuers, significant price volatility and we expect that the price of our ordinary shares may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities to the Company and could divert our management’s attention and resources.

The market price of the Company’s ordinary shares may continue to be volatile.

The trading price of our ordinary shares has been volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control.  From the beginning of 2021 through August 25, 2021, our ordinary shares have traded at a low of $2.55 and a high of $14.60 irrespective of our operating performance and with no discernable announcements or developments by the company or third parties.  We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. In addition, the recent outbreak of COVID-19 has caused broad stock market and industry fluctuations. The stock market in general and the market for companies such as us in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our ordinary shares. A decline in the market price of our ordinary shares also could adversely affect our ability to issue additional shares or other of our securities and our ability to obtain additional financing in the future. Factors affecting the trading price of the Company’s ordinary shares may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the lending market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	our ability to market new and enhanced services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	the Company’s ability to access the capital markets as needed;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our ordinary shares available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

A possible “short squeeze” due to a sudden increase in demand of our ordinary shares that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our ordinary shares.  However, in the future investors may purchase our ordinary shares to hedge existing exposure or to speculate on the price of our ordinary share. Speculation on the price of our ordinary shares may involve long and short exposures. To the extent an aggregate short exposure in our ordinary shares becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our ordinary shares increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our ordinary shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our ordinary shares that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its ordinary shares.

Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Company Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission, or the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC, and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on national securities exchange or in the over the counter trading market in the U.S.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S.

On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. There is currently no legal process under which such a co-audit may be performed in China. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. The measures in the PWG Report are presumably subject to the standard SEC rulemaking process before becoming effective. On August 10, 2020, the SEC announced that SEC Chairman had directed the SEC staff to prepare proposals in response to the PWG Report, and that the SEC was soliciting public comments and information with respect to these proposals. After we are listed on the Nasdaq Capital Market, if we fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from the Nasdaq Stock Market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our Ordinary Shares trading in the United States.

On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, SEC announced it has adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Act from three years to two years.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is located in Denver Colorado with additional full-time staff located in China and Hong Kong and is subject to inspection by the PCAOB. The recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time. If the PCAOB determines that it cannot inspect or fully investigate our auditor in the future, Nasdaq may determine to delist our securities.

USE OF PROCEEDS

We anticipate using the net proceeds from the sale of the Convertible Debentures on horizontal acquisition to increase market share and working capital for general corporate and administrative purposes. We will not receive any proceeds on the sale of the Conversion Shares.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts and market acceptance of our products. As a result, our management will have discretion and flexibility in applying the net proceeds from this offering for this purpose.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

As an offshore holding company, under PRC laws and regulations, we are permitted to use the net proceeds of this offering to fund our PRC subsidiaries only through capital contributions or loans. Provided that we make the necessary registrations with government authorities and obtain the required governmental approvals, we may extend loans or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital requirements.

To make capital contributions to our PRC subsidiaries, Wenzhou Weijia Pipeline Development Co., Ltd. Zhejiang Zhengkang Industrial Co., Ltd. and Wenzhou Zhengfeng Industry and Trade Co., Ltd., the amount of capital contribution shall be limited to the registered capital of each PRC subsidiary. However, each PRC subsidiary may increase its registered capital with the local Administration for Market Regulation (AMR) at any time. In practice, under the condition that our PRC subsidiaries are prepared with complete materials, the local AMR will generally approve the application within several business days, and the local bank’s approval for the inward remittances of registered capital can be also completed within a few business days.

To make loans to our PRC subsidiaries, according to the Circular of the People’s Bank of China on Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing promulgated by the People’s Bank of China, or PBOC Circular 9, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When our PRC subsidiaries jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement.

Furthermore, each of our PRC subsidiaries, as a foreign-invested enterprise, may also choose to calculate the upper limit of foreign debt borrowing based on the surplus between the total investment in projects approved by the verifying departments and the registered capital. We can make loans to our PRC subsidiaries within the range of the surplus.

We believe the offering proceeds would be available for investments in our PRC operation after completing the registration as described above. For example, if we decide to make loans to our PRC subsidiaries jointly, the loan can be in an amount of up to 2 times of the net assets in the consolidated financial statement. As of March 31, 2021, we had $78,495,421 in shareholder’s equity in the consolidated financial statement. Therefore, we can make loans to our PRC subsidiaries in an amount of up to $156,990,842. However, we cannot assure you that we will be able to obtain relevant government registrations or approvals on a timely basis, or at all. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiariesl.”

DESCRIPTION OF SECURITIES BEING REGISTERED

Convertible Debentures

The material terms and provisions of the Convertible Debentures being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The form of the Convertible Debentures will be filed as an exhibit to a report on Form 6-K that we will file with the SEC in connection with this offering and reference is made thereto for a complete description of such debentures.

The Convertible Debentures will become due and payable 12 months from the date of issuance. The Convertible Debentures bear an annual interest rate of 5%. The Convertible Debentures may be converted in full or in part at any time at the option of the holders into our ordinary shares. The Conversion Price is 80% of the volume weighted average price during the seven (7) consecutive trading days immediately preceding the date of conversion, subject to a floor price of $2.50 per share and and a cap equals to 19.99% of the ordinary shares of the Company issued and outstanding at the time of certain Securities Purchase Agreements, dated as of August 25, 2021, by and among us and the investors named therein. The Conversion Price and floor price are adjustable upon subdivision or combination of our ordinary shares. We have the right, but not the obligation to redeem early a portion or all amounts outstanding under the Convertible Debentures. The Convertible Debentures are unsecured general obligations and rank pari passu with our other unsecured and unsubordinated liabilities.  The Convertible Debentures are identical for all of the holders except for principal amount.

We do not intend to apply to list the Convertible Debentures on any securities exchange or any automated dealer quotation system.

Conversion Shares

We may issue up to 5,125,086 ordinary shares if the holders of the Convertible Debentures convert all the outstanding principal and interest immediately prior to maturity at the floor price of $2.50 for an aggregate of $13,312,950 in principal and interests. The actual number of ordinary shares issued will vary depending on the Conversion Price.

ZK International was incorporated on May 13, 2015 under the BVI Business Companies Act, 2004 (the “BVI Act”) as a company limited by shares. We are authorized to issue 50,000,000 ordinary shares of a single class, with no par value. As of August 25,2021, there were 25,638,254 ordinary shares issued and outstanding.

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

The following are summaries of the material provisions of our memorandum and articles of association and the BVI Act, insofar as they relate to the material terms of our ordinary shares.

General

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Transfer Agent

Our transfer agent for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093, and its telephone number is (469) 633-0101.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association.

Shareholders' voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of Shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days' notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than one third (33.3%) of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors who make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as they determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorise any individual it thinks fit to act as its representative at any meeting of shareholders. The authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, our board of directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may subject to the provisions of the BVI Act be varied only with the consent in writing of, or a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

•	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors.

CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of March 31, 2021 on a pro forma as adjusted basis giving effect to the sale of the Convertible Debentures in an aggregate price of $12,679,000. The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, and the section entitled “Item 5. Operating and Financial Review and Prospects — Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 20-F for the year ended September 30, 2020 amd our iterim financial statement for the six months ended March 31, 2021, both of which are incorporated by reference herein. You should also read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Shares” contained in this prospectus supplement.

	As of March 31, 2021
	Actual (unaudited)	Pro forma Adjustment
Liabilities:
5% Convertible Debenture, due 2022	$-	12,679,000
Other liabilities	37,823,244	37,823,244
Total Liabilities	37,823,244	50,502,244

Shareholders’ Equity:
Ordinary shares	-	-
Additional paid-in capital	51,283,674	51,283,674
Statutory surplus reserve	2,904,699	2,904,699
Retained earnings	22,975,762	22,975,762
Accumulated other comprehensive income (loss)	2,337,366	2,337,366
Non-controlling interests	(1,006,080)	(1,006,080)
Total shareholders’ equity	$78,495,421	78,495,421

Total Capitalization	$116,318,665	128,997,665

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This prospectus supplement is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them.  We have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered.  In the event we retain a broker who may be deemed an underwriter, we will file a prospectus supplement with the SEC. This offering is intended to be made solely by the delivery of this prospectus supplement and the accompanying subscription agreement to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “ZKIN.”

LEGAL MATTERS

Mourant Ozannes is acting as our British Virgin Islands counsel. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Mourant Ozannes is 5th Floor, Waters Edge Building, Meridian Plaza, Road Town, Tortola, British Virgin Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

EXPERTS

Our consolidated financial statements as of September 30, 2020 and September 30, 2019 and for the years respectively then ended incorporated by reference in this prospectus and have been so included in reliance on the report of ZH CPA, LLC (formerly ZH CPA LLP), an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of ZH CPA, LLC is 1600 Broadway, Suite 1600, Denver, Colorado, USA 8020.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference:

•	our Annual Report on Form 20-F for the fiscal year ended September 30, 2020, including any amendments, initially filed with the SEC on February 9, 2021;

•	our Form 6-Ks dated March 24, 2021, March 26, 2021, March 31, 2021, April 5, 2021, April 8, 2021, August 13, 2021, and August 26, 2021;

•	our registration statement on Form 8-A, filed with the SEC on July 7, 2017;

•	the documents and reports set out in the section entitled “Incorporation by Reference” in the Prospectus;

•	the documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the prospectus and this prospectus supplement;

•	other documents and reports furnished by us to the SEC on Form 6-K subsequent to the date of the prospectus, but only to the extent specifically set forth in such Form 6-K;

•	all documents and reports filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934; and

•	any other documents and reports furnished by us to the SEC on Form 6-K after the date of this prospectus supplement and prior to the termination of the offering, but only to the extent specifically set forth in such Form 6-K;

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

ZK International Group Co., Ltd

$50,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-218198) are traded on the Nasdaq Capital Market under the symbol “ZKIN”. On February 4, 2019, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $1.69 per ordinary share. As of March 31, 2019, the aggregate market value of our outstanding ordinary shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $1.69 was approximately $12,409,796.75 based on 16,558,037 outstanding ordinary shares, of which approximately 7,343,075 ordinary shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, British Virgin Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2019

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we”, “us”, “our company”, “Company”, “our”, “Zhengkang” and “ZKIN” refer to:

•	ZK International Group Co., Ltd, a British Virgin Islands company limited by shares (“ZK International” when individually referenced);

•	ZK Pipe Industry Co., Ltd., a Hong Kong limited company (“ZK Pipe” when individually referenced), which is a wholly-owned subsidiary of ZK International;

•	xSigma Corporation, a British Virgin Islands company (“XSigma” when individually referenced), which is a wholly-owned subsidiary of ZK International;

•	Zk International Uganda Limited, a company incorporated in the Republic of Uganda (“ZK Uganda” when individually referenced), 80% of which is owned by ZK International;

•	Wenzhou Weijia Pipeline Development Co., Ltd. (“Wenzhou Weijia”) (also referred to as 温州维佳管道发展有限公司 in China), a PRC company, which is a wholly-owned subsidiary of ZK Pipe;

•	Zhejiang Zhengkang Industrial Co., Ltd. (“Zhejiang Zhengkang”) (also referred to as 浙江正康实业股份有限公司 in China), a PRC company, 99% of which is owned by Wenzhou Weijia;

•	Wenzhou Zhengfeng Industry and Trade Co., Ltd. (“Wenzhou Zhengfeng”) (also referred to as 温州正丰工贸有限公司 in China), a PRC company, which is a wholly-owned subsidiary of Zhejiang Zhengkang; and

•	Wenzhou Zhenglong Ecommerce Co., Ltd. (“Zhenglong Ecommerce”) (also referred to as 温州正隆电子商务有限公司 in China), a PRC company, 90% of which is owned by of Zhejiang Zhengkang.

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

ABOUT THE COMPANY

Overview

We are a manufacturer and engineer of high-performance stainless steel products for projects that require sophisticated water or gas pipeline systems. We cater our expertise and products to infrastructure projects by urban planners, real estate developers, local governments and municipalities to bring communities reliable and durable gas and water transmission systems. Our products including double-press thin-walled stainless steel tubes and fittings, carbon steel tubes and fittings and single-press tubes and fittings, are sold predominately in China, but are also exported and distributed in Europe and Southeast Asia.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 20-F and the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

Our principal executive offices are located at c/o Zhejiang Zhengkang Industrial Co., Ltd., No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025. The telephone number of our principal executive offices is +86-0577-8685-2999. Our registered agent in the British Virgin Islands is Overseas Management Company Trust (B.V.I.) Ltd. Our registered office and our registered agent’s office in the British Virgin Islands are both at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. Our registered agent in the United States is Vcorp Agent Services, Inc., with its office located at 25 Robert Pitt Drive, Suite 204 Monsey, NY 10952.

Below is a chart illustrating our current corporate structure:

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2018, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

EXCHANGE RATE DATA

Our financial information is presented in U.S. dollars. Our functional currency for ZK International and XSigma is U.S. dollars, and functional currency for ZK Pipe, Wenzhou Weijia, Zhejiang Zhengkang, Wenzhou Zhengfeng and Zhenglong Ecommerce is Renminbi (“RMB”). Transactions which are denominated in currencies other than functional currency are converted into functional currency at the exchange rate at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than functional currency are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. For those entities which use RMB as its functional currency, the financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. (www.federalreserve.gov).

	High	Low	Period End	Average
2013	6.2438	6.0537	6.0537	6.1478
2014	6.2591	6.0402	6.2046	6.1620
2015	6.4896	6.1870	6.4778	6.2827
2016	6.9580	6.4480	6.9430	6.6400
2017	6.9575	6.4773	6.5063	6.7569
2018	6.9737	6.2649	6.8755	6.6090
January	6.5263	6.2841	6.3990	6.4727
February	6.3471	6.2649	6.3280	6.3183
March	6.3565	6.2685	6.2726	6.3174
April	6.3340	6.2655	6.3325	6.2967
May	6.4175	6.3325	6.4096	6.3701
June	6.6235	6.3850	6.6171	6.4651
July	6.8102	6.6123	6.8038	6.7164
August	6.9330	6.8018	6.8300	6.8453
September	6.8880	6.8270	6.8680	6.8551
October	6.9737	6.8680	6.9737	6.9191
November	6.9558	6.8894	6.9558	6.9367
December	6.9077	6.8343	6.8755	6.8837
2019
January	6.8708	6.6958	6.6958	6.7863
February	6.7907	6.6822	6.6912	6.7367
March	6.7381	6.6916	6.7112	6.7119

CAPITALIZATION AND INDEBTNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for horizontal acquisition to increase market share and work capital.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2018, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate initial offering price of up to $50,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The ordinary shares have been listed on the Nasdaq Capital Market under the symbol “ZKIN” since September 1, 2017.

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

Ordinary Shares (symbol: “ZKIN”)

Nasdaq

	Market Price Per Share
	High	Low
Quarterly:
September 1, 2017 to September 30, 2017	$10.50	$7.50
October 1, 2017 to December 31, 2017	$16.00	$6.70
January 1, 2018 to March 30, 2018	$12.85	$6.55
April 1, 2018 to May 31, 2018	$7.51	$3.17
June 1, 2018 to September 30, 2018	$4.73	$2.67
October 1, 2018 to December 31, 2018	$3.69	$1.25
January 1, 2019 to March 31, 2019	$4.18	$1.28

DESCRIPTION OF SHARES

Ordinary Shares

ZK International was incorporated on May 13, 2015 under the BVI Act as a company limited by shares. We are authorized to issue 50,000,000 ordinary shares of a single class, with no par value. As of September 30, 2018, the date of the most recent audited balance sheet included in our financial statements, there were 16,528,037 ordinary shares issued and outstanding. As of March 31, 2019, there were 16,558,037 ordinary shares issued and outstanding. We issued 74,784 warrants to the underwriter in our initial public offering that was closed on September 1, 2017. The warrants are exercisable at $5.00 per share for a period of five years starting six months after the closing of the IPO. As of March 31, 2019, there were 74,784 ordinary shares issuable upon exercise of outstanding warrants.

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about the compensation of directors will be recommended by the compensation committee, upon its formation, and approved by the board of directors as a whole, both acting only when a quorum of members is present.

The following are summaries of the material provisions of our memorandum and articles of association and the BVI Act, insofar as they relate to the material terms of our ordinary shares.

General

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Transfer Agent

Our transfer agent for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093, and its telephone number is (469) 633-0101.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association.

Shareholders' voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of Shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days' notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors who make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as they determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorise any individual it thinks fit to act as its representative at any meeting of shareholders. The authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, our board of directors may authorise the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may subject to the provisions of the BVI Act be varied only with the consent in writing of, or a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

•	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Hebron Technology Co., Ltd. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities on which principal will be payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any obligations with respect to any capital stock;

•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of ZK International, whether voluntary or involuntary or in bankruptcy,

•	insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;

•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of the ZK International; or

•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Memorandum and Articles of Association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and

•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2018, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	varying prices determined at the time of sale related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$6,060
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended September 30, 2018, including any amendments, initially filed with the SEC on January 31, 2019;

•	our Report on Form 6-K, furnished to the SEC on February 4, 2019, with respect to certain press releases; and

•	our Report on Form 6-K, furnished to the SEC on February 11, 2019, with respect to certain press releases;

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Vcorp Agent Services, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

The United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended September 30, 2018, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2018.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Mourant Ozannes is acting as our British Virgin Islands counsel. The current address of Mourant Ozannes is Coastal Buildings, Wickham's Cay II, PO Box 4857, Road Town, Tortola, British Virgin Islands. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

Our consolidated financial statements as of September 30, 2018 and September 30, 2017 and for the years respectively then ended incorporated by reference in this prospectus and have been so included in reliance on the report of ZH CPA, LLC (formerly ZH CPA LLP), an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of ZH CPA, LLC is 1600 Broadway, Suite 1600, Denver, Colorado, USA 8020.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ZK INTERNATIONAL GROUP CO., LTD

PROSPECTUS SUPPLEMENT

$12,679,000 of Convertible Debentures

Up to 5,125,086 ordinary shares underlying Convertible Debentures